CNB CORPORATION
and
THE CONWAY NATIONAL BANK

FINANCIAL REPORT

MARCH 31, 2012

www.conwaynationalbank.com

TO OUR SHAREHOLDERS AND FRIENDS:

The U.S. national and local economies continued to recover slowly during the first quarter of 2012.  The Bureau of Economic Analysis, a division of the U.S. Department of Commerce, has indicated in its advance estimate that real gross domestic product (GDP) grew at an annual rate of 2.2% for the first quarter of 2012, as compared to the fourth quarter of 2011 at 3.0%.  The deceleration in the rate of growth reflects a deceleration in private inventory investment and a downturn in nonresidential fixed investment that were partly offset by personal consumption expenditures and increased exports. Locally, the real estate sector declined slightly in the first quarter of 2012, with the total number of real estate transactions decreasing approximately 4% as compared to the first quarter of 2011.

The Company's net income for the first quarter ended March 31, 2012 totaled $557,000, up 45.8% from $382,000 for the same period in 2011, for a return on average assets of .24% and a return on average equity of 2.49% as compared to .16% and 1.75%, respectively, for 2011.  Although the Company continued to experience low profitability for the first quarter of 2012, the Bank's performance improved in comparison to 2011.  On a per share basis, earnings increased 47.8% from $.23 for the first quarter of 2011 to $.34 for the same period in 2012.

Total assets decreased to $930.2 million at March 31, 2012, a decrease of 1.2% from $941.5 million at March 31, 2011, and capital stood at $89.4 million at March 31, 2012 compared to $87.1 million at March 31, 2011, up 2.6%.  Total deposits were $746.7 million at March 31, 2012, an increase of 1.3% from $736.9 million at March 31, 2011.  The Bank experienced a decrease in repurchase agreements, which decreased 18.9% from $111.3 million at March 31, 2011 to $90.2 million at March 31, 2012.  This decrease is primarily attributable to the implementation of a new wholesale funding policy during 2011.  Loans totaled $469.7 million at March 31, 2012, a decrease of 10.3% from March 31, 2011; and investment securities were $331.9 million, an increase of 15.0% from March 31, 2011.

Net income for the quarter ended March 31, 2012 of $557,000 represents an improvement in comparison to 2011.  However, operating results remain significantly lower than historical returns experienced by the Bank.  Bank earnings are primarily the result of the Bank's net interest income, which decreased 2.7%, to $7,270,000 for the first quarter of 2012 from $7,468,000 for the first quarter of 2011.  Other factors which affect earnings include the provision for possible loan losses, noninterest expense, and noninterest income.  The provision for possible loan losses decreased slightly, 1.4%, from $2,112,000 for the first quarter of 2011 to $2,083,000 for the first quarter of 2012.  The allowance for loan losses, as a percentage of gross loans, was increased to 2.69% at March 31, 2012 as compared to 2.25% at March 31, 2011.  Noninterest expense increased ..6% from $6,261,000 for the first quarter of 2011 to $6,297,000 for the same period in 2012; and noninterest income increased 31.7% from $1,391,000 to $1,832,000 for the same periods, respectively.  Noninterest expense increased primarily due to a substantial increase in the net cost of holding other real estate owned, partially offset by decreased FDIC deposit insurance assessments.  Noninterest income increased primarily due to increased gains on sales of investment securities, partially offset by decreased service charges on deposit accounts.

With the national and local economies expected to remain subdued through 2012, we anticipate that profitability will continue to improve over time but remain well below historical levels, and, at the same time, we expect that the Bank will continue to grow, further strengthen, and generally prosper.  Although the Bank's credit concerns have remained moderate in comparison to the magnitude of non-performing assets in the industry and local markets, we will continue to address credit concerns during 2012.   Loan losses are expected to remain above historical levels during 2012, but at levels lower than those experienced for 2011.  The Bank has been well positioned and prepared to meet future demands and opportunities.

Conway National continues to maintain a substantial financial position and profitability which compare favorably to local markets.  Conway National remains dedicated to its conservative and prudent banking practices; and, as always, we are very appreciative of your continued support.  We look forward to the future and continuing to build your bank steeped in our traditions of exceptional customer service, trust, and dedication to all of the communities we serve.

W. Jennings Duncan, President
CNB Corporation and The Conway National Bank

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED BALANCE SHEETS (Unaudited)

ASSETS:	Mar. 31, 2012	Mar. 31, 2011
Cash and cash equivalents:
Cash and due from banks...............................................	$ 24,718,000	$ 23,241,000
Due from Federal Reserve Bank, balance in excess of requirement............................................................	57,965,000	39,580,000
Federal funds sold..........................................................	13,000,000	32,000,000
Total cash and cash equivalents..............................	95,683,000	94,821,000
Investment securities available for sale................................ (amortized cost of $299,109,000 in 2012 and $268,999,000 in 2011)	301,409,000	269,421,000
Investment securities held to maturity (fair value $31,143,000 in 2012 and $19,431,000 in 2011).................................................	30,480,000	19,203,000
Other investments, at cost..................................................	1,865,000	2,729,000
Loans................................................................................	469,706,000	523,745,000
Less allowance for loan losses..........................................	(12,612,000)	(11,803,000)
Net loans...............................................................	457,094,000	511,942,000
Premises and equipment.....................................................	21,043,000	21,922,000
Other real estate owned.....................................................	9,262,000	6,446,000
Accrued interest receivable................................................	4,073,000	4,377,000
Other assets.......................................................................	9,257,000	10,671,000
Total assets............................................................	$ 930,166,000	$ 941,532,000

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Deposits:
Noninterest-bearing.......................................................	$ 129,823,000	$ 111,146,000
Interest-bearing.............................................................	616,876,000	625,801,000
Total deposits........................................................	746,699,000	736,947,000

Securities sold under agreement to repurchase..................	90,248,000	111,274,000
United States Treasury demand notes...............................	-	1,336,000
Other liabilities.................................................................	3,829,000	4,872,000
Total Liabilities.......................................................	840,776,000	854,429,000

Stockholders' Equity:
Common stock, $5 par value; authorized 3,000,000; outstanding 1,661,010 in 2012 and 1,664,614 in 2011.............................................................................	8,305,000	8,323,000
Capital in excess of par value of stock..............................	50,298,000	50,485,000
Retained earnings.............................................................	29,436,000	28,042,000
Accumulated other comprehensive income........................	1,351,000	253,000
Total stockholders' equity.......................................	89,390,000	87,103,000
Total liabilities and stockholders' equity...................	$ 930,166,000	$ 941,532,000

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	For the Three Months Ended
INTEREST INCOME:	Mar. 31, 2012	Mar. 31, 2011
Interest and fees on loans..............................................................	$ 7,227,000	$ 7,991,000
Interest on investment securities:
Taxable investment securities......................................................	756,000	838,000
Nontaxable investment securities................................................	315,000	261,000
Other securities..........................................................................	6,000	-
Interest on federal funds sold and Federal Reserve Bank balances in excess of required balance........................................	33,000	26,000
Total interest income.........................................................	8,337,000	9,116,000

INTEREST EXPENSE:
Interest on deposits	1,012,000	1,552,000
Interest on securities sold under agreement to repurchase...............	55,000	96,000
Total interest expense........................................................	1,067,000	1,648,000
Net interest income.......................................................................	7,270,000	7,468,000
Provision for loan losses................................................................	2,083,000	2,112,000
Net interest income after provision for loan losses..........................	5,187,000	5,356,000
Noninterest income:
Service charges on deposit accounts............................................	781,000	815,000
Gains on sales of securities..........................................................	446,000	-
Other operating income...............................................................	605,000	576,000
Total noninterest income....................................................	1,832,000	1,391,000
Noninterest expense:
Salaries and employee benefits....................................................	3,464,000	3,423,000
Occupancy expense....................................................................	828,000	830,000
Examination and professional fees................................................	240,000	256,000
FDIC deposit insurance assessments...........................................	139,000	356,000
Net cost of operation of other real estate owned..........................	531,000	286,000
Other operating expenses............................................................	1,095,000	1,110,000
Total noninterest expense...................................................	6,297,000	6,261,000
Income before income taxes..........................................................	722,000	486,000
Income tax provision.....................................................................	165,000	104,000
Net income..................................................................................	$ 557,000	$ 382,000

Per share:

Net income per weighted average shares outstanding...................	$ .34	$ .23

Book value per actual number of shares outstanding.....................	$ 53.82	$ 52.33

Weighted average number of shares outstanding..........................	1,661,636	1,664,620

Actual number of shares outstanding............................................	1,661,010	1,664,614

Member Federal Reserve System - Member FDIC

CNB CORPORATION BOARD OF DIRECTORS

James W. Barnette, Jr., Chairman
Dana P. Arneman, Jr.	W. Jennings Duncan
William R. Benson	William O. Marsh
Michael R. Bookout	George F. Sasser
Harold G. Cushman, III	Lynn G. Stevens

CONWAY NATIONAL BANK OFFICERS

W. Jennings Duncan	President
L. Ford Sanders, II	Executive Vice President
William R. Benson	Senior Vice President
Marion E. Freeman, Jr.	Senior Vice President
Phillip H. Thomas	Senior Vice President
M. Terry Hyman	Senior Vice President
Raymond Meeks	Vice President
A. Mitchell Godwin	Vice President
Jackie C. Stevens	Vice President
Betty M. Graham	Vice President
F. Timothy Howell	Vice President
E. Wayne Suggs	Vice President
Janice C. Simmons	Vice President
Patricia C. Catoe	Vice President
W. Michael Altman	Vice President
Boyd W. Gainey, Jr.	Vice President
William Carl Purvis	Vice President
Bryan T. Huggins	Vice President
Virginia B. Hucks	Vice President
W. Page Ambrose	Vice President
L. Ray Wells	Vice President
L. Kay Benton	Vice President
Richard A. Cox	Vice President
Gail S. Sansbury	Vice President
Roger L. Sweatt	Vice President
Tammy L. Scarberry	Vice President
Timothy L. Phillips	Vice President
Helen A. Johnson	Assistant Vice President
Elaine H. Hughes	Assistant Vice President
Gwynn D. Branton	Assistant Vice President
D. Scott Hucks	Assistant Vice President
Jeffrey P. Singleton	Assistant Vice President
C. Joseph Cunningham	Assistant Vice President
Rebecca G. Singleton	Assistant Vice President
Doris B. Gasque	Assistant Vice President
John H. Sawyer, Jr.	Assistant Vice President
John M. Proctor	Assistant Vice President
Sherry S. Sawyer	Banking Officer
Josephine C. Fogle	Banking Officer
Freeman R. Holmes, Jr.	Banking Officer
Jennie L. Hyman	Banking Officer
Marsha S. Jordan	Banking Officer
Sylvia G. Dorman	Banking Officer
Marcie T. Shannon	Banking Officer
Caroline P. Juretic	Banking Officer
Sheila A. Johnston	Banking Officer
Nicole W. Bearden	Banking Officer
Janet F. Carter	Banking Officer
Dawn L. DePencier	Banking Officer
Steven D. Martin	Banking Officer
Carol M. Butler	Banking Officer
W. Eugene Gore, Jr.	Banking Officer
James P. Jordan, III	Banking Officer
Bonita H. Smalls	Banking Officer
P. Alex Clayton, Jr.	Banking Officer
Jeremy L Hyman	Banking Officer
Adam C. Rabon	Banking Officer
Patsy H. Martin	Banking Officer
Karen C. Singleton	Banking Officer
Pamela M. Clifton	Banking Officer
Amber R. Rabon	Banking Officer
W. Kyle Hawley	Banking Officer